UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): September 23, 2022
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 to the Second Amended and Restated Mortgage Loan Purchase and Sale Agreement with Bank of America, N.A. and Amendment No. 5 to the Second Amended and Restated Master Repurchase Agreement with Bank of America, N.A.

On September 26, 2022, loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc. (the “Company”), entered into (a) Amendment No. 3 to the Second Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement with Bank of America, NA., a national banking association (“BANA”), as purchaser (as amended, restated, supplemented or otherwise modified from time to time, the “BANA MLPPSA”) and the Company as seller, (b) Amendment No. 5 to the Second Amended and Restated Master Repurchase Agreement with BANA, as Buyer, loanDepot BA Warehouse, LLC, as seller, and the Company as guarantor (as amended, restated, supplemented or otherwise modified from time to time, the “BANA MRA”), and (c) certain ancillary agreements (together the “BANA Financing Facility”), to amend certain pricing and confidentiality terms and extend the maturity date of the BANA Financing Facility to September 25, 2023.
Following the execution of the amendments to the BANA Financing Facility, the total funding capacity of the Company under the BANA Financing Facility remains unchanged.

The foregoing descriptions of the BANA MLPPSA and BANA MRA are not complete and are qualified in their entirety by reference to the full text of Amendment No. 3 to the BANA MLPPSA and Amendment No. 5 to the BANA MRA, copies of which will be filed with next quarterly report on Form 10-Q of loanDepot, Inc.

Item 1.02. Termination of a Material Definitive Agreement

On September 23, 2022, the Company, decided to reduce its funding capacity based on current and projected mortgage loan originations by exercising its right to prepay in full its 2021-1 Securitization Facility (as defined below) and terminating (a) its Master Repurchase Agreement, dated as of February 2, 2021 (as amended by Amendment Number One to Master Repurchase Agreement, dated as of May 2, 2022, and as further amended, supplemented and otherwise modified as of the date hereof, the “MRA”), between Mello Warehouse Securitization Trust 2021-1 (“MWST 2021-1”), as buyer, and the Company, as seller; (b) its Indenture, dated as of February 2, 2021 (the “Indenture”), between MWST 2021-1, as issuer, the Company, as servicer, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as indenture trustee, and U.S. Bank National Association, as standby servicer and initial securities intermediary; and (c) certain ancillary agreements (together with the Indenture and the MRA, the “2021-1 Securitization Facility”).

Pursuant to the Indenture, the MWST 2021-1 initially issued $500 million of notes (the “MWST Notes”). The MWST Notes were backed by a revolving warehouse line of credit, secured by newly originated, first-lien, fixed rate or adjustable rate, residential mortgage loans which are originated in accordance with the criteria of Fannie Mae or Freddie Mac for the purchase of mortgage loans or in accordance with the criteria of Ginnie Mae for the guarantee of securities backed by mortgage loans and other eligibility criteria set forth in the MRA.

No borrowings are currently outstanding under the 2021-1 Securitization Facility and the Company did not incur any termination penalties as a result of the termination of the 2021-1 Securitization Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer

Date: September 29, 2022